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                                                                   EXHIBIT 10.11

                     REAL ESTATE PURCHASE AND SALE AGREEMENT


     THIS REAL ESTATE PURCHASE AND SALE AGREEMENT is made and entered into as of March 15, 2000, by and between Fleninge Partnership, a Minnesota general partnership ("Seller"), and Entegris, Inc., a Minnesota corporation, or its assigns ("Purchaser").


     WHEREAS, Seller is the owner of certain improved commercial real estate and related personal property, and certain right, title and interest in and to the same, all as described in this Agreement; and

     WHEREAS, Purchaser desires to purchase such property from Seller, and Seller desires to sell such property to Purchaser, in accordance with the terms, provisions and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants and promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of all of which is hereby acknowledged, the parties hereby agree as follows:

     1. Sale of Subject Property. Seller shall sell to Purchaser, and Purchaser shall purchase from Seller, all of Seller's right, title and interest in and to the following property (collectively, "Subject Property"):

          (a) Real Property. Fee simple interest in that certain parcel of real estate consisting of approximately 4.37 acres, located at 1501 Park Road, Chanhassen, Minnesota, and legally described on Exhibit A attached hereto and made a part hereof ("Land"), together with (i) all building structures, improvements and fixtures owned by Seller or in which Seller has an interest located on the Land, including, without limitation, the office, manufacturing, warehouse and co-generation facilities and storage tanks ("Improvements"), and (ii) all of Seller's rights, privileges, servitudes and appurtenances thereunto belonging or appertaining, including, without limitation, all right, title and interest of Seller, if any, in and to the streets, alleys and rights-of-way adjacent to the Land and the Improvements (collectively, "Real Property").

          (b) Personal Property. All of the equipment and personal property owned by Seller and used in the operation of the Real Property and described on Exhibit B attached hereto and made a part hereof ("Personal Property").

          (c) Permits. All of Seller's interest in and to the licenses, permits and certificates of occupancy described on Exhibit C attached hereto and made a part hereof, to the extent that the same are assignable ("Permits").

          (d) Warranties. All of Seller's interest in and to all unexpired warranties and guaranties (i) given or assigned to, or benefitting, Seller or the Real Property or the Personal Property, (ii) regarding the acquisition, construction, design, use, operation, management or maintenance of the Real Property or the Personal Property, and (iii) described on Exhibit D
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     attached hereto and made a part hereof, to the extent that the same are assignable ("Warranties").

          (e) Plans. All of Seller's interest in and to all final plans and specifications relating to the construction of the Improvements.

          (f) Books and Records. All of Seller's books and records regarding acquisition, leasing, maintenance and operation of the Subject Property.

     2. Purchase Price. As consideration for the purchase of the Subject Property, Purchaser shall pay to Seller the sum ("Purchase Price") of Two Million Five Hundred Thirty Thousand and No/100 Dollars (US) ($2,530,000.00). The Purchase Price shall be payable at Closing to Seller, or at the direction of Seller, by wire transfer of immediately available funds, plus or minus prorations and other adjustments hereunder.

     3. Contingency Periods.

          (a) Conditions Precedent. Purchaser's obligation to consummate the transaction contemplated by this Agreement shall be subject to the satisfaction or waiver of each of the following conditions (individually, a "Condition Precedent" and collectively, "Conditions Precedent"), on or before the Closing Date:

               (i) Title/Survey. Seller shall furnish to Purchaser (A) a current title insurance commitment for an owner's title insurance policy issued by the Title Company showing title in Seller, with the commitment of the Title Company to remove the general exceptions by means of an extended coverage endorsement ("Commitment"), together with copies of all underlying title documents listed in the Commitment other than any financing documents encumbering the Real Property which will be paid and satisfied prior to or at Closing, and (B) a survey ("Survey") for the Real Property prepared in accordance with the Minimum Standard Detail Requirements for Class A Land Title Surveys jointly established by ALTA/ACSM, as revised in 1992, and certified to Purchaser, Seller and the Title Company. If the Survey discloses survey defects or if the Commitment shows exceptions (collectively, "Unpermitted Encumbrances") other than the matters set forth on Exhibit E attached hereto and made a part hereof (collectively, "Permitted Encumbrances"), then Purchaser shall notify Seller, in writing, on or before a date ten (10) days after Purchaser has received the Commitment and Survey, specifying the Unpermitted Encumbrances. In such event, Purchaser shall have received adequate assurances that the Unpermitted Encumbrances will be removed at or before Closing.

               (ii) Documents. Seller shall, within five (5) days following execution of this Agreement deliver to Purchaser true and correct copies of all Permits, Warranties,


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          Plans and any environmental assessments or soils reports in Seller's possession with respect to the Subject Property, for Purchaser's review and analysis.

               (iii) Termination Rights. If any one or more of the Conditions Precedent have not been satisfied on or before the Closing Date, then this Agreement may be terminated, at Purchaser's sole option, by written notice from Purchaser to Seller. Such written notice of termination may be given at any time on or before the Closing Date. Except as otherwise provided herein, upon such termination, and (y) neither party will have any further rights or obligations regarding this Agreement or the Subject Property. Failure of Purchaser to give Seller written notice of termination on or before the Closing Date shall constitute an irrevocable waiver by Purchaser of the Conditions Precedent. Seller and Purchaser hereby acknowledge and agree that all of the Conditions Precedent are specifically stated in this Section 3(a), and are for the sole and exclusive benefit of Purchaser, and that Purchaser shall have the right unilaterally to waive, in whole or in part, any Condition Precedent by written notice to Seller.

     4. Covenants by Seller. Seller covenants and agrees with Purchaser that from the date hereof until the "Closing Date" (as defined in Section 8(a) hereof), except as otherwise provided herein, Seller shall refrain from transferring the Subject Property, or any portion thereof, or creating on the Subject Property any easements or restrictions; provided, however, that nothing herein shall preclude Seller's replacement of any equipment, supplies or machinery in the ordinary course of operating the Subject Property with similar equipment, supplies or machinery of at least equal quality and value.

     5. Representations and Warranties by Seller. Seller hereby represents and warrants to Purchaser as follows:

          (a) Authority. Seller is a general partnership duly organized and validly existing under the laws of the State of Minnesota. Seller has the requisite power and authority to enter into and perform its obligations under this Agreement and under each of Seller's Closing Documents (as such term is defined in Section 9(a) hereof). This Agreement and each of Seller's Closing Documents have been duly authorized by all necessary action on the part of Seller and have been or will be duly executed and delivered by Seller. Seller's execution, delivery and performance of this Agreement and each of Seller's Closing Documents will not conflict with or result in a violation of Seller's organizational documents, or any judgment, order, or decree of any court or arbiter to which Seller is a party. This Agreement and each of Seller's Closing Documents are valid and binding obligations of Seller, and are enforceable against Seller in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, creditors' rights and other similar laws.

          (b) Utilities. Seller has received no written notice of actual or threatened reduction or curtailment of any utility service currently supplied to the Real Property.

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          (c) Hazardous Substances. Seller has not received any notice from any applicable governmental authority that any hazardous substances have been placed or located upon the Real Property in violation of applicable environmental laws.

          (d) FIRPTA. Seller is not a "foreign person," "foreign partnership," "foreign trust" or "foreign estate" as those terms are defined in Section 1445 of the Internal Revenue Code.

          (e) Proceedings. There is no action, litigation, condemnation or proceeding of any kind pending or, to the best of Seller's knowledge, threatened against Seller, which would have a material and adverse affect on the ability of Seller to perform its obligations under this Agreement, or against the Real Property or any portion thereof.

          (f) Condition of the Real Property. Seller has not received written notice from any governmental authority having jurisdiction over the Real Property of any violation of any applicable law, rule, regulation or code of any such governmental authority, which has not been cured or remedied. Except as disclosed by any engineering reports received by Purchaser with respect to the Real Property, the major structural, mechanical and electrical systems included among the Improvements are in good working order and condition to perform the work or function for which they are intended.

          (g) Books and Records. The books and records relating to the Subject Property which have been made or will be made available to Purchaser, and which have been prepared by Seller's property manager, accurately reflect the operation of the Subject Property.

          (h) EMPAK Lease. EMPAK, INC., a Minnesota corporation ("EMPAK") is not in default under that certain Lease Agreement by and between Seller (as Landlord) and EMPAK (as Tenant), dated June 15, 1993 (the "EMPAK Lease"), nor is EMPAK in arrears in the payment of any sums or in the performance of any obligations required of it thereunder. Except for Seller's ongoing maintenance responsibilities as landlord, all alterations, installations, decorations and other work required to be performed by Seller, as landlord, under the provisions of the Lease has been completed and fully paid for, or will be completed and fully paid for on or before the Closing Date.

          (i) Real Estate Taxes and Special Assessments. Except as shown on any tax bills delivered to Purchaser or as shown on the Commitment, Seller has not received any notice of and, to the best of Seller's knowledge, there is no proposed increase in the assessed valuation of the Subject Property or any special assessments which affect the Subject Property.

          (j) Absence of Bankruptcy. Neither Seller nor any of its partners has commenced (within the meaning of any bankruptcy law) a voluntary case, consented to the entry of an order for relief against it in a voluntary case, or has consented to the appointment of a receiver of it or for all or any substantial part of its property, nor has a court of competent jurisdiction entered an order or decree under any Bankruptcy law that is for relief against Seller or any of its


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     partners in an involuntary case or appoints a receiver of Seller or any of its partners for all or any substantial portion of its property.

          (k) Condemnation. Seller has not received from any governmental authority notice of any, and to the best of Seller's knowledge there is no, pending or contemplated condemnation proceedings affecting the Subject Property or any part thereof.

          (l) Title to Personal Property. Seller has good and marketable title to, and owns outright, the Personal Property, free and clear of all liens, encumbrances, security interests and adverse claims of any kind or character, other than liens which will be released on or before the Closing Date.

          (m) Parking Facilities. The parking facilities included as part of the Subject Property comply with all local and other governmental requirements and there are no operating or other agreements affecting such parking facilities.

          (n) Mechanics' Liens. All bills and claims for labor performed and materials furnished to or for the benefit of the Subject Property for all periods prior to the Closing Date have been (or prior to Closing will be) paid in full, and on the Closing Date there shall be no mechanics' liens or materialmen's liens (whether or not perfected) on or affecting the Subject Property.

          (o) Driveways and Access. Access to and egress from the Subject Property is available and provided by public streets or roads; and, to the best of Seller's knowledge, there are no federal, state, county, municipal or other governmental plans to change the highway or road system in the vicinity of the Subject Property or to restrict or change access from any such highway or road to the Subject Property.

          (p) No Unrecorded Liens. No lender of Seller or any entity affiliated with Seller has a right to encumber the Real Property or the Personal Property, or any part thereof, except for such liens, security interests or other encumbrances as will be discharged on or prior to the Closing Date.

          (q) Brokerage Agreements. There does not currently exist any exclusive or continuing leasing or brokerage agreements as to any space in the Real Property.

          (r) Insurance. Seller has not received from any insurance company which carries insurance on the Subject Property, or any board of fire underwriters or similar organization, any notice of default or any notice threatening to terminate any of the insurance policies Seller maintains on the Subject Premises. Seller has not received any notice from any insurance company or inspection or rating bureau setting forth any requirements as a condition to the continuation of any insurance coverage on or with respect to the Subject Property or the


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     continuation thereof at premium rates existing at present, which has not been remedied or satisfied.

          (s) No Untrue Statements. No representation and warranty made by Seller in this Agreement contains any untrue statement of a material fact or fails to state a material fact necessary in order to make the statements contained herein not misleading.

     6. Representations and Warranties by Purchaser. Purchaser hereby represents and warrants to Seller as follows: (a) Purchaser is a corporation duly organized and validly existing and in good standing under the laws of the State of Minnesota; (b) Purchaser has the requisite power and authority to enter into and perform its obligations under this Agreement and under each of Purchaser's Closing Documents (as such term is defined in Section 9(c) hereof); (c) this Agreement and each of Purchaser's Closing Documents have been duly authorized by all necessary action on the part of Purchaser and have been or will be duly executed and delivered by Purchaser; (d) Purchaser's execution, delivery and performance of this Agreement and each of Purchaser's Closing Documents will not conflict with or result in a violation of Purchaser's organizational documents, or any judgment, order, or decree of any court or arbiter to which Purchaser is a party; and (e) this Agreement and each of Purchaser's Closing Documents are valid and binding obligations of Purchaser, and are enforceable against Purchaser in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, creditors' rights and other similar laws.

     7. Other Matters Related to Representations and Warranties of Seller and Purchaser. The respective representations and warranties of Seller and Purchaser contained in this Agreement shall survive Closing; provided, however, that any cause of action that either party may have against the other party by reason of a breach or default of any representations and warranties set forth herein shall automatically expire on the date which is two (2) years after the Closing Date ("Warranty Expiration Date"), except that the same shall not expire as to any such breach or default as to which Purchaser has instituted litigation against Seller prior to the Warranty Expiration Date.

     8. Closing.

          (a) Closing Date. The closing of the purchase and sale contemplated by this Agreement ("Closing") shall occur on or before May 1, 2000, or on such earlier date as Seller and Purchaser may mutually agree ("Closing Date"), at the office of the Title Company or at such other location as Seller and Purchaser may mutually agree.

          (b) Purchaser's Closing Conditions Precedent. Purchaser's obligation to consummate the transaction contemplated by this Agreement shall be subject to the satisfaction or waiver of each of the following conditions ("Purchaser's Closing Conditions Precedent"); provided, however, that Purchaser shall have the unilateral right to waive any Purchaser's Closing Conditions Precedent, in whole or in part, by written notice to Seller:


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               (i) The representations and warranties of Seller set forth in
          Section 5 hereof shall be true and complete.

               (ii) Seller shall have performed all of the obligations required to be performed by Seller under this Agreement, as and when required by this Agreement.

          (c) Seller's Conditions Precedent. Seller's obligation to consummate the transaction contemplated by this Agreement shall be subject to the satisfaction or waiver of each of the following conditions ("Seller's Closing Conditions Precedent"); provided, however that Seller shall have the unilateral right to waive any Seller's Closing Conditions Precedent, in whole or in part, by written notice to Purchaser:

               (i) The representations and warranties of Purchaser set forth in
          Section 6 hereof shall be true and complete in all material respects.

               (ii) Purchaser shall have performed all of the obligations required to be performed by Purchaser under this Agreement, as and when required by this Agreement, in all material respects.

     9. Closing Deliveries.

          (a) Seller's Closing Documents. On the Closing Date, Seller shall execute and/or deliver to Purchaser, or cause to be executed and/or delivered to Purchaser, the following documents (collectively, "Seller's Closing Documents"):

               (i) Deed. A Warranty Deed conveying the Real Property to Purchaser, free and clear of all encumbrances, except the Permitted Encumbrances in the form set forth in Exhibit F attached hereto and made a part hereof.

               (ii) Bill of Sale. A Bill of Sale transferring the Personal Property to Purchaser free and clear of all encumbrances in the form set forth in Exhibit G attached hereto and made a part hereof.

               (iii) Original Documents. The original versions of the Permits, the Warranties and the Plans, to the extent that the same are in Seller's possession and have not previously been delivered to Purchaser.

               (iv) FIRPTA Affidavit. A non-foreign affidavit properly containing such information as is required by Internal Revenue Code
          Section 1445(b)(2) and the regulations promulgated pursuant thereto.


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               (v) Title Documents. Such affidavits or other documents as may be reasonably required by the Title Company in order to record the Warranty Deed and to issue the Title Policy (as such term is defined in Section 9(b) hereof).

               (vi) A Certificate of Real Estate Value.

               (vii) Partner Certificate. A certificate of a partner of Seller dated as of the Closing Date, certifying in such detail as Purchaser may request to the fulfillment of the conditions specified in sections 8(b)(i) and 8(b)(ii).

          (b) Title Policy. At Closing, Seller shall cause the Title Company to deliver to Purchaser the owner's title insurance policy as contemplated by the Commitment free and clear of all encumbrances except Permitted Encumbrances ("Title Policy").

          (c) Purchaser's Closing Documents. On the Closing Date, Purchaser shall execute and/or deliver to Seller, or cause to be executed and/or delivered to Seller, the following documents (collectively, "Purchaser's Closing Documents"):

               (i) Purchase Price. The entire Purchase Price, plus or minus prorations and other adjustments hereunder, if any, by wire transfer of immediately available funds.

               (ii) Title Documents. Such affidavits or other documents as may be reasonably required by the Title Company in order to record the Warranty Deed and to issue the Title Policy.

               (iii) Officer Certificate. A certificate of an officer of Purchaser dated as of the Closing Date, certifying in such detail as Seller may request to the fulfillment of the conditions specified in sections 8(c)(i) and 8(c)(ii).

          (d) Purchaser's and Seller's Closing Documents. On the Closing Date, Seller and Purchaser shall jointly execute and deliver the following:

               (i) Closing Statement. A Closing Statement in form and substance reasonably acceptable to both Purchaser and Seller, and consistent with the terms, provisions and conditions of this Agreement.

               (ii) Termination of EMPAK Lease. A termination of the EMPAK Lease in form and substance reasonable acceptable to both Purchaser and Seller, effective as of the Closing Date.

               (iii) Assignment of Plans, Permits and Warranties and Assumption Agreement. An Assignment of Permits, Warranties and Plans and Assumption Agreement, pursuant to which, among other things, (A) Seller shall assign to Purchaser


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          all of Seller's right, title and interest as owner in, to and under the Permits, Warranties and Plans, and Purchaser shall assume all obligations of the owner under the Permits, Warranties and Plans with respect to any event, fact or circumstance which occurs on or after the Closing Date; (B) Seller shall defend, indemnify and hold harmless Purchaser from and against any default in the performance by the owner of its obligations under the Permits, Warranties and Plans with respect to any event, fact or circumstance which occurs prior to the Closing Date, and Purchaser shall defend, indemnify and hold harmless Seller from and against any default in the performance by the owner of its obligations under the Permits, Warranties and Plans with respect to any event fact or circumstance which occurs on or after the Closing Date; (C) Purchaser shall defend, indemnify, and hold harmless Seller and its affiliates from any unauthorized use of the Plans, as more particularly set forth in Section 1(e) hereof; and (D) the total liability of either Seller or Purchaser for breach thereof shall be limited to the purchase price of the Subject Property.

               (iv) Miscellaneous. Such other documents, instruments and affidavits as shall be reasonably necessary to consummate the transaction contemplated by this Agreement, including, without limitation, affidavits identifying any brokers involved as the only persons entitled to a brokerage or similar commission in connection with the consummation of the transaction contemplated hereby.

     10. Adjustment and Prorations. Seller and Purchaser shall make all adjustments and apportion all expenses with respect to the Subject Property, including, without limitation, the following:

          (a) Real Estate Taxes and Special Assessments. Seller shall be responsible for payment to the collection authorities of all real estate taxes and installments of special assessments affecting the Real Property (collectively, "Taxes") which have been assessed and which are due and payable as of the date immediately preceding the Closing Date ("Proration Date"), and Purchaser shall be responsible for payment to the collecting authorities of all Taxes which have been or will be assessed and which become due and payable after the Proration Date. There will be no further proration of Taxes.

          (b) Title Insurance/Survey. Seller and Purchaser shall each pay fifty percent (50%) of the costs of title examination, preparation of the title commitment and the premium for the owners Title Policy, provided however, that, in the event that the aggregate costs of the title examination, preparation of the title commitment and premium for the owners' Title Policy exceeds $3,500.00, Purchaser's obligation with respect to such costs shall be limited to $1,750.00, and Seller shall pay for the excess of such aggregate costs. Seller shall pay for the cost of the Survey. Purchaser shall pay for the cost of any endorsements to the Title Policy, other than the extended coverage endorsement, which Purchaser is able to obtain from the Title Company. Purchaser shall also pay for the cost of any lender's title insurance policy.


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          (c) Closing Fee. Seller and Purchaser will each pay one-half of any reasonable and customary closing fee charged by the Title Company.

          (d) Deed or Transfer Tax. Seller shall pay all applicable deed, stamp or transfer taxes imposed by the state, county, municipality or other local authority in which the Land is located.

          (e) Rents and Similar Items. The current and prepaid rental payments under the EMPAK Lease shall be prorated as of the Proration Date. Any unapplied security deposits in the possession of Seller and any interest accrued thereon which is required to be paid to EMPAK shall be credited to Purchaser at Closing.

          (f) Recording Costs. Seller shall pay the cost of recording any documents necessary to place record title in the condition required by this Agreement. Purchaser shall pay the cost of recording the Warranty Deed and all other documents.

          (g) Attorneys' Fees. Each of the parties shall pay its own attorneys' fees, except that a party defaulting under this Agreement or any closing document will pay the reasonable attorneys' fees and court costs incurred by the nondefaulting party to enforce successfully its rights regarding such default.

          (h) Mortgage Tax. Purchaser shall pay any mortgage tax on the mortgage, if any, securing its financing.

          (i) Other Costs. All other costs shall be allocated in accordance with the customs prevailing in similar transactions in the Minneapolis-St. Paul metropolitan area.

Except as otherwise expressly provided in this Agreement, all prorations provided for herein shall be final.

     11. Default.

          (a) If Purchaser defaults in its obligation to consummate this Agreement, Seller shall be entitled to either (i) terminate this Agreement, or (ii) to enforce specific performance of the terms, provisions and conditions of this Agreement.

          (b) If Seller defaults in its obligation to consummate this Agreement, then (i) Purchaser may recover from Seller any and all damages suffered by Purchaser as a result of such default, including, without limitation, reasonable attorneys' fees and costs; and (ii) Purchaser shall further be entitled either to terminate this Agreement, or to enforce specific performance of the terms, provisions and conditions of this Agreement.


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          (c) The right of either party to enforce specific performance of the terms, provisions and conditions of this Agreement shall terminate six (6) months after the date of the alleged default.

     12. Damage. If, prior to the Closing Date, all or any material portion of the Improvements are substantially damaged by fire or other casualty, at Purchaser's option (to be exercised by Purchaser's written notice to Seller given within five (5) business days after the date of substantial damage), this Agreement shall terminate. In the event of any such termination of this Agreement, neither party will have any further obligations under this Agreement. If Purchaser fails to elect to terminate (in the manner provided in this Section
12) despite such damage, or if the Improvements are damaged but not substantially, Seller shall promptly commence to repair such damage and to return the Improvements to substantially their condition prior to such damage, or Purchaser may elect to undertake such repairs in which case Seller shall assign to Purchaser all insurance benefits and proceeds related to such damage. If such damage shall not be completely repaired prior to the Closing Date, but Seller is diligently proceeding to repair, then Seller shall complete the repair after the Closing Date and shall be entitled to receive the proceeds of all insurance related to such damage; provided, however, that Purchaser shall have the right to delay the Closing Date until repair is completed.

     13. Condemnation. If, prior to the Closing Date, eminent domain proceedings are commenced against all or any substantial part of the Subject Property, Seller shall immediately give notice to Purchaser of such fact and, at Purchaser's option (to be exercised by Purchaser's written notice to Seller given within 30 days after Seller's initial notice to Purchaser), this Agreement shall terminate. In the event of any such termination of this Agreement, neither party will have any further obligations under this Agreement. If Purchaser fails to elect to terminate (in the manner provided in this Section 13), then there shall be no reduction in the Purchase Price, and Seller shall assign to Purchaser at the Closing Date all of Seller's right, title and interest in and to any award made or to be made in the condemnation proceedings. Prior to the Closing Date, Seller shall not designate counsel, appear in, or otherwise act with respect to the condemnation proceedings without Purchaser's prior written consent, which consent shall not be unreasonably withheld or delayed; provided, however, that if any action is necessary with respect to such proceeding to avoid any forfeiture or material prejudice, Seller shall be entitled to take such action as and to the extent it reasonably deems necessary, without obtaining Purchaser's prior written consent. For purposes of this Section, the words "substantial part" shall mean the fair market value of the portion of the Subject Property to be so taken exceeds One Hundred Thousand and 00/100ths Dollars ($100,000.00) or if the portion of the Subject Property to be so taken renders the Subject Property, in Purchaser's sole opinion, unsuitable for Purchaser's intended use of the Subject Property.

     14. Brokers' Commissions. Seller hereby represents and warrants to Purchaser that in connection with the transaction contemplated hereby, no third party broker or finder has been engaged or consulted by Seller or is entitled to compensation or commission in connection herewith. Seller shall defend, indemnify and hold harmless Purchaser from and against any and all claims of brokers, finders or any like third party claiming any right to commission or compensation by or through any acts of Seller in connection herewith. Purchaser hereby represent and warrants to Seller that in connection with

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the transaction contemplate hereby, no third party broker or finder has been engaged or consulted by Purchaser or is entitled to compensation or commission in connection herewith. Purchaser shall defend, indemnify and hold harmless Seller from and against any and all claims of brokers, finders or any like party claiming any right to commission or compensation by or through any acts of Purchaser in connection herewith. The indemnity obligations hereunder shall include all damages, losses, risks, liabilities, and expenses (including, without limitation, reasonable attorneys' fees and costs) arising from and related to matters being indemnified hereunder. No other broker, finder or like party shall be entitled to rely (as a third party beneficiary or otherwise) on the provisions herein in claiming any right to commission or compensation or otherwise.

     15. Like-Kind Exchange. Purchaser or Seller may desire to exchange other property of like kind and qualifying use within the meaning of Internal Revenue Code Section 1031 and the regulations promulgated pursuant thereunder, for the Subject Property. Purchaser and Seller therefore expressly reserve the right to assign its rights, but not its obligations, hereunder to a Qualified Intermediary, as provided in Treasury Regulations Section 1.1031 (k)-(1)(g)(4), on or before the Closing Date. If so requested, either party shall execute such additional documents and shall take such additional actions as may be necessary or appropriate to facilitate any such like-kind exchange, and otherwise to cooperate in a reasonable manner in connection therewith; provided, however, that neither party shall be obligated to incur any cost, expense or liability in connection therewith or as a result thereof.

     16. Notices. Any notice or other communication in connection with this Agreement shall be in writing and shall be sent by United States certified mail, return receipt requested, postage prepaid, by nationally recognized overnight courier guaranteeing next day delivery, by facsimile, or by personal delivery, in each case properly addressed as follows:


       If to Seller:    Fleninge Partnership
                        121 West Third Street
                        Chaska, MN 55318
                        Attn.: Lars Akerberg
                        Facsimile No.:612-448-6650

       With a copy to:  William J. Platt
                        218 Pine Street
                        Chaska, MN 55318
                        Facsimile No.:612-448-4029

       If to Purchaser: Entegris, Inc.
                        3500 Lyman Blvd.
                        Chaska, MN 55318
                        Attn.: Guy Milliren, Sr. Vice President - Operations Facsimile No.: 612-556-8644

       With a copy to:  Dunkley, Bennett & Christensen, P.A.
                        701 Fourth Avenue South, Suite 700
                        Minneapolis, MN 55415
                        Attn.: Jay L. Bennett
                        Facsimile No.: 612-339-9545

All notices shall be deemed given three (3) business days following deposit in the United States mail with respect to certified mail, one (1) business day following deposit if delivered to an overnight courier guaranteeing next day delivery, and on the same day if sent by personal delivery, facsimile (with proof of delivery or transmission). Attorneys for each party shall be authorized to give notices for each such party. Any party may change its address for the service of notice by giving written notice of such change to the other party, in any manner above specified.

     17. Captions. The section headings or captions appearing in this Agreement are for convenience only, are not a part of this Agreement, and are not to be considered in interpreting this Agreement.

     18. Entire Agreement; Modification. This Agreement constitutes the entire agreement between the parties with respect to the subject matter herein contained. All prior negotiations, discussions, writings and agreements between the parties with respect to the subject matter herein contained are superseded and of no further force and effect. No covenant, term or condition of this Agreement shall be deemed to have been waived by either party, unless such waiver is in writing signed by the party charged with such waiver.

     19. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     20. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.

     21. Severability. The unenforceability or invalidity of any provisions hereof shall not render any other provision herein contained unenforceable or invalid.

     22. Time of Essence. Time is of the essence of this Agreement.

     23. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     24 Exhibits. The following exhibits are attached hereto and made a part hereof, with the same force and effect as if specifically set forth herein:

         Exhibit A -- Legal description of Land

         Exhibit B -- Description of Personal Property
         Exhibit C -- Schedule of Permits
         Exhibit D -- Schedule of Warranties
         Exhibit E -- Permitted Encumbrances
         Exhibit F -- Deed
         Exhibit G -- Bill of Sale

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written:

SELLER:                                   PURCHASER:
FLENINGE PARTNERSHIP                     ENTEGRIS, INC.


By:   /s/ Lars Akerberg                  By:   /s/ John Villas
   -------------------------------          -----------------------------------
         Lars Akerberg                            John Villas
         Its General Partner                     Its Chief Financial Officer

                                    EXHIBIT A

                            Legal Description of Land

     Lot Eight (8) and Nine (9), Block Five (5), Chanhassen Lakes Business Park

                                    EXHIBIT B

                        Description of Personal Property

                                    EXHIBIT C

                               Schedule of Permits

                                    EXHIBIT D

                             Schedule of Warranties

                                    EXHIBIT E

                             Permitted Encumbrances

1. Taxes and assessments which are a lien, but which are not yet billed, or are billed all but are not yet delinquent, and any assessments not shown on the public record as of the date of closing;

2. Assessment Agreement dated May 3, 1982, filed August 26, 1982 as Document No. 35566, Office of the Registrar of Titles, Carver County, Minnesota.

3. Declaration of Covenants and Restrictions dated August 13, 1979, filed August 21, 1979 in the Office of the Carver County Recorder in Book 41 of Miscellaneous at pages 254 through 268 as Document No. 43770.

4. Survey of Bolton & Menk, Inc. dated April 11, 1991 discloses the encroachment of an electric transformer over and upon the Northeasterly lot lines of the Real Property.

5. Such other covenants, conditions, restrictions, easements or other title matters and exceptions as may be consented to by Purchaser in a separate writing.

                                   EXHIBIT F

AFTER RECORDING,
PLEASE RETURN TO:

Dunkley, Bennett & Christensen, P.A.
Attn.: William R. Peck
701 Fourth Avenue South, Suite 700
Minneapolis, MN 55415



                                  WARRANTY DEED

     THIS DEED is made and entered into on ________________, 2000, by and between Fleninge Partnership, a Minnesota general partnership, whose address is 121 West Third Street, Chaska, Minnesota 55318 ("Grantor") and Entegris, Inc., a Minnesota corporation, whose address is 3500 Lyman Blvd., Chaska, MN 55318 ("Grantee").

                                   WITNESSETH:

     In consideration of Two Million Five Hundred Thirty Thousand and No/100 Dollars (US) ($2,530,000.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor does hereby GRANT, BARGAIN, SELL and CONVEY, with Warranty, unto Grantee, its successors and assigns, in fee simple, the parcel of land located in the City of Chanhassen, County of Carver, State of Minnesota, described on Exhibit A attached hereto.

     TOGETHER with all buildings, fixtures and other improvements located in or on such parcel of land; and

     TOGETHER with all easements, right-of-way, appurtenances, licenses and privileges belonging or appurtenant to such land; and

     TOGETHER with all mineral, gas, oil and water rights, sewer rights, other utility rights, and development rights now or hereafter allocated or allocable to such land; and

     TOGETHER with all right, title and interest of Grantor in and to any land lying in the bed of any street, road, avenue or alley, open or closed, adjacent to such land, to the center line thereof.

     TO HAVE AND TO HOLD all of the aforesaid property (the "Property") unto the use and benefit of Grantee, its successors and assigns, in fee simple forever,

     This conveyance is expressly made subject to easements, covenants, conditions and restrictions of record insofar as they lawfully affect the Property.

     Grantor covenants that it has the right to convey the Property to Grantee and that Grantor will execute such further assurances of the Property as may be requisite.

     IN WITNESS WHEREOF, Grantor has caused its duly authorized officer to execute and deliver this Deed as of the date first above written.

                                      GRANTOR:
                                      FLENINGE PARTNERSHIP,
                                      a Minnesota general partnership


                                      By:
                                          --------------------------------------
                                      Name: Lars Akerberg
                                      Its: General Partner

STATE OF MINNESOTA
COUNTY OF
          -----------------------

     I, the undersigned, a Notary Public in and for the jurisdiction aforesaid, do hereby certify that Lars Akerberg who is a general partner of Fleninge Partnership, a Minnesota general partnership, is signed to the foregoing and annexed instrument, did personally appear before me this day and acknowledged the same to be the act and deed of said corporation.

     GIVEN under my hand and seal this _______ day of _______________, 2000.


                                       -----------------------------------------
                                                NOTARY PUBLIC

                                       My Commissions Expires:__________________

                                    EXHIBIT G

                                  Bill of Sale

     THIS BILL OF SALE ("Bill of Sale") is executed on this _____ day of _______________, 2000, by Fleninge Partnership, a Minnesota general partnership, having an office at 121 West Third Street, Chaska, Minnesota 55318 ("Seller"), in favor of Entegris, Inc., a Minnesota corporation having an office at whose address is 3500 Lyman Blvd., Chaska, MN 55318 ("Purchaser").

     1. Reference to Purchase Agreement. Reference is made to a Real Estate Purchase and Sale Agreement dated _____________, 2000, between Seller and Purchaser, pursuant to which Seller has agreed to sell to Purchaser, and Purchaser has agreed to purchase from Seller, the improved real property and other assets described therein (the "Purchase Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the meaning set forth in the Purchase Agreement.

     2. Sale. For good and valuable consideration received by Seller, the receipt and sufficiency of which are hereby acknowledged, Seller hereby sells, assigns and transfers the Personal Property to Purchaser. Seller covenants and agrees to warrant and forever defend title to the Personal Property unto Purchaser against all and every person or persons, Except as set forth in the immediately preceding sentence, Seller makes no warranties or representations as to the Personal Property.

     IN WITNESS WHEREOF, Seller has executed this Bill of Sale the day and year first above written.

                                       SELLER:
                                       FLENINGE PARTNERSHIP,
                                       a Minnesota general partnership

                                       By:
                                           -------------------------------------
                                           -------------------------------------
                                                Its General Partner
STATE OF MINNESOTA
COUNTY OF ________________________

     I, the undersigned, a Notary Public in and for the jurisdiction aforesaid, do hereby certify that Lars Akerberg who is a general partner of Fleninge Partnership, a Minnesota general partnership, is signed to the foregoing and annexed instrument, did personally appear before me this day and acknowledged the same to be the act and deed of said corporation.

     GIVEN under my hand and seal this _______ day of _______________, 2000.

                                       ----------------------------------------
                                                NOTARY PUBLIC

                                       My Commissions Expires:__________________